As filed with the Securities and Exchange Commission on March 2, 2023.

Registration No. 333-234189

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NETEASE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

NetEase Building, No. 599 Wangshang Road Binjiang District, Hangzhou People’s Republic of China (Address of Principal Executive Offices)	310052 (Zip Code)

NetEase, Inc. Amended and Restated 2019 Share Incentive Plan (f/k/a the NetEase, Inc. 2019 Restricted Share Unit Plan)
(Full Title of the Plan)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(Name and Address of Agent for Service)

(302) 738-6680
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copy to:

James J. Moloney
Gibson, Dunn & Crutcher LLP
3161 Michelson Drive
Irvine, California 92612
(949) 451-4343

EXPLANATORY NOTE

NetEase, Inc. (the “Registrant”), previously filed its Registration Statement on Form S-8 (File No. 333-234189) with the Securities and Exchange Commission (the “Commission”) on October 15, 2019 (the “Registration Statement”) with respect to 322,458,300 shares of the Registrant’s ordinary shares, par value US$0.0001 per share (the “Ordinary Shares”), issuable under the Registrant’s 2019 Restricted Share Unit Plan (the “2019 Plan”).

Effective February 22, 2023, the Board of Directors of the Registrant amended and restated the 2019 Plan to permit the grant of stock option awards thereunder as an additional award type and to make certain other ministerial and administrative changes and renamed it the NetEase, Inc. Amended and Restated 2019 Share Incentive Plan (the “Amended and Restated 2019 Plan”). The Registrant is filing this Post-Effective Amendment No. 1 to Form S-8 (this “Post-Effective Amendment”) to make clear that all of the available Ordinary Shares registered on such Registration Statement may be issued pursuant to any of the permitted award types under the Amended and Restated 2019 Plan.

For the avoidance of doubt, no additional Ordinary Shares were authorized for issuance under the Amended and Restated 2019 Plan and the Registrant is not registering any additional Ordinary Shares pursuant to this Post-Effective Amendment.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.*

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*            The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in this Part I will be delivered to the participants in the Amended and Restated 2019 Plan covered by this Registration Statement as required by Rule 428(b) (1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are incorporated as of their respective dates in this Registration Statement by reference:

(a)	The Registrant’s latest Annual Report on Form 20-F filed with the Commission on April 28, 2022, for the fiscal year ended December 31, 2021;

(b)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2021; and

(c)	The description of the Registrant’s Ordinary Shares which is contained in its Registration Statement on Form 8-A filed with the Commission under the Exchange Act on March 27, 2000, including any amendment or report subsequently filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

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ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Article 125 of the Registrant’s articles of association provide that the Registrant may indemnify its directors, officers and trustee acting in relation to any of its affairs against actions, proceedings, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duty in their capacities as such, except if they acted in a willfully negligent manner or defaulted in any action against them.

All of the Registrant’s current directors and officers have entered into indemnification agreements in which the Registrant agrees to indemnify, to the fullest extent allowed by Cayman Islands law, the Registrant’s charter documents or other applicable law, those directors and officers from any liability or expenses, unless the liability or expense arises from the director’s or the officer’s own willful negligence or willful default. The indemnification agreements also specify the procedures to be followed with respect to indemnification.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

4.1	Amended and Restated Memorandum of Association and Articles of Association of NetEase, Inc. (Incorporated herein by reference to Exhibit 1.1 to Form 6-K furnished with the SEC on June 23, 2021).

4.2	Specimen American Depositary Receipt of the Registrant (Incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-11724) filed with the Commission on May 15, 2000).

4.3	Specimen Stock Certificate of the Registrant (Incorporated herein by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-11724) filed with the Commission on May 15, 2000).

4.4	Form of Deposit Agreement among the Registrant, The Bank of New York and holders of the American Depositary Receipts (Incorporated herein by reference to Exhibit 1 to the Registrant’s Registration Statement on Form F-6EF (File No. 333-115868) filed with the Commission on May 26, 2004).

4.5*	The Registrant’s Amended and Restated 2019 Share Incentive Plan.

5.1*	Opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel to the Registrant, regarding the legality of the ordinary shares being registered.

23.1*	Consent of PricewaterhouseCoopers Zhong Tian LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Maples and Calder (contained in Exhibit 5.1).

24.1*	Power of Attorney (included as part of the signature page of this Registration Statement).

* Filed herewith.

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ITEM 9.	UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to that information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China on March 1, 2023.

NETEASE, INC.

By:	/s/ Charles Zhaoxuan Yang
	Name:	Charles Zhaoxuan Yang
	Title:	Chief Financial Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Mr. William Lei Ding and Mr. Charles Zhaoxuan Yang, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ William Lei Ding	Director and Chief Executive Officer	March 1, 2023
William Lei Ding	(principal executive officer)

/s/ Charles Zhaoxuan Yang	Chief Financial Officer	March 1, 2023
Charles Zhaoxuan Yang	(principal financial and accounting officer)

/s/ Alice Yu-Fen Cheng*	Independent Director	March 1, 2023
Alice Yu-Fen Cheng

/s/ Joseph Tze Kay Tong*	Independent Director	March 1, 2023
Joseph Tze Kay Tong

/s/ Michael Man Kit Leung*	Independent Director	March 1, 2023
Michael Man Kit Leung

/s/ Grace Hui Tang	Independent Director
Grace Hui Tang

*By:	/s/ Charles Zhaoxuan Yang	March 1, 2023
Charles Zhaoxuan Yang
Attorney-in-fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of NetEase, Inc., has signed this registration statement or amendment thereto in the city of Newark, State of Delaware, on March 1, 2023.

PUGLISI & ASSOCIATES

By:	/s/ Donald L. Puglisi
	Name:	Donald L. Puglisi
	Title:	Managing Director

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